DELAWARE REGISTRY, LTD.
                          CERTIFICATE OF INCORPORATION
                                       OF

                            DELTA ENVIRONMENTAL, INC.

FIRST:     The name of this Corporation is    DELTA ENVIRONMENTAL, INC.
--------------------------------------------------------------------------------

SECOND: Its registered office in the State of Delaware is to be located at 2316 Baynard Boulevard, County of New Castle. The Registered Agent in charge thereof is DELAWARE REGISTRY. LTD., 2316 Baynard Boulevard, Wilmington, Delaware 19802.

THIRD:   The  purpose  of this  corporation  is to engage in any  lawful  act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is ONE HUNDRED THOUSAND AND NO/100 Dollars ($100,000.00) divided into 10,000,000 shares, of ONE CENT , ($ 0.01) each.

FIFTH:   The  names  and  mailing  addresses  of  each  of the  incorporator  or incorporators are as follows:

     NAME                                      MAILING ADDRESS

     LEE DERR                                  9315 BARTON ST.  OVERLAND PARK,KS
----------------------------                   ---------------------------------
                                                                 66214
                                               ---------------------------------

SIXTH: Provisions for the management of the business and for the conduct of the affairs of this corporation and provisions creating, defining, limiting, and regulating the powers of this corporation, the directors, and the stockholders are as follows:

           (1) The board of directors shall have the power to make, adopt, alter, amend, and repeal the by-laws of this corporation without the assent or vote of the stockholders, including, without limitation, the power to fix, from time to time, the number of directors which shall constitute the whole board of directors of this corporation subject to the right of the stockholders to alter, amend and repeal the by-laws made by the board of directors.

           (2) In  addition  to the  powers  and  authority  hereinbefore  or by statute expressly conferred upon them, the board of directors of this corporation are hereby expressly empowered to exercise all such powers and to do all such acts and things as may be exercised or done by this corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware and of the Certificate of Incorporation as they may be amended, altered, or changed from time to time and to any by-laws provided, however, that no by-law so made shall invalidate any prior act of the board of directors which would have been valid if such by-law had not been made.

SEVENTH: A director of this corporation shall have no personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate the liability of a director (i) for any breach of the director's duty or loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

           I/WE, THE UNDERSIGNED, for the purposes of forming a Corporation under the laws of the State of Delaware, do make, file, and record this Certificate, and do certify that the facts herein stated are true, and I/we have accordingly hereunto set my/our respective hand(s) and seal(s).

DATED:        SEPTEMBER 30, 1996        /s/ Lee Derr
      ----------------------------      ----------------------------------------
                                        Lee Derr

                          CERTIFICATE OF INCORPORATION
                                       OF
                            DELTA ENVIRONMENTAL, INC.


     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

FIRST:            The  name  of  the   corporation   (hereinafter   called   the
------            "corporation") is

                            DELTA ENVIRONMENTAL, INC.

SECOND:           The address,  including street,  number,  city, and county, of
-------           the  registered  office of the  corporation  in is 9135 Barton
                  St., City of Overland Park, State of Kansas agent of the corporation in the State of Delaware is Delaware Registry, Ltd.

THIRD:            The purpose of the  corporation is to engage in any lawful act
------            or activity for which  corporations may be organized under the
                  General Corporation Law of the State of Delaware.

FOURTH:           The total  number of  shares  of stock  which the  corporation
-------           shall have authority to issue is Ten Thousand  (10,000) all of which are without par value. All such shares are of one class and are shares of Common Stock.

FIFTH:            The name and the mailing  address of the  incorporator  are as
------            follows:

                      NAME         MAILING ADDRESS

                      Lee Derr     8690 Woodland
                                   Lenexa, KS 66220

SIXTH:             The corporation is to have perpetual existence.
------

SEVENTH:          Whenever a compromise or arrangement is proposed  between this
--------          corporation  and its  creditors  or any  class of them  and/or between this  corporation and its stockholders or any class of them, any court of equitable  jurisdiction within the State of
                  Delaware  may,  on the  application  in a summary  way of this corporation or of any receiver or receivers appointed for this corporation  under the provisions of Section 291 of Title 8 of the  Delaware  Code  or on  the  application  of  trustees  in dissolution or of any receiver or receivers appointed for this corporation  under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this  corporation,  as the case may be, to be  summoned  in such manner as the said court directs. If a majority in number representing  three-fourths in value of the creditors or class holders of this corporation,  as the case may be, agree to any corporation as consequence of such  compromise or arrangement, the said compromise or arrangement and the said reorganization
                  shall,   if   sanctioned  by  the  court  to  which  the  said
                  application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


EIGHTH:           For the  management of the business and for the conduct of the
-------           affairs  of  the  corporation,   and  in  further  definition,
                  limitation and regulation of the powers of the stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the corporation, and in further definition limitation and regulation of the powers of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                  3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH:            The personal  liability of the directors of the corporation is
------            hereby  eliminated  to the  fullest  extent  permitted  by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

TENTH:            The corporation  shall, to the fullest extent permitted by the
------            provisions  of Section 145 of the General  Corporation  Law of
                  the  State  of  Delaware,  as  the  same  may be  amended  and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses,  liabilities or other maters  referred to in  or  covered  by  said  section,  and  the  indemnification provided for herein shall not be deemed exclusive of any other rights to which those  indemnified  may be entitled  under any
                  By-Law  agreement,   vote  of  stockholders  or  disinterested
                  directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ELEVENTH:         From time to time any of the provisions of this certificate or incorporation may be emended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stock holders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.








Signed on September 15, 1996,
          ------------


/s/Lee Derr
-----------------------------
Incorporator
                                       4